30-Oct-2012

American Realty Capital Trust, Inc. (ARCT)

Q3 2012 Earnings Call

Total Pages: 9
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American Realty Capital Trust, Inc. (ARCT)
Q3 2012 Earnings Call	30-Oct-2012

CORPORATE PARTICIPANTS

William M. Kahane	Nicholas S. Schorsch
President & Chief Executive Officer, American Realty Capital Trust, Inc.	Chairman, American Realty Capital Trust, Inc.

Brian D. Jones

Chief Financial Officer & Treasurer, American Realty Capital Trust,

Inc.

OTHER PARTICIPANTS

Tom S. Mitchell

Analyst, Miller Tabak + Co. LLC

MANAGEMENT DISCUSSION SECTION

Operator: Good morning. On behalf of American Realty Capital Trust and its senior management, I would like to welcome you to the company's Third Quarter 2012 Earnings Conference Call. All participants will be in a listen-only mode. [Operator Instructions] Immediately following today's presentation, there will be an opportunity to ask questions of the management team. [Operator Instructions] Please note, this event is being recorded.

I'd now like to turn the conference over to William Kahane, Chief Executive Officer of American Realty Capital Trust. Mr. Kahane, please go ahead.

William M. Kahane

President & Chief Executive Officer, American Realty Capital Trust, Inc.

Thank you, operator. Welcome, everyone, and thank you for participating in American Realty Capital Trust's third quarter 2012 earnings call. I'm pleased to be joined today by Nick Schorsch, our Chairman; and Brian Jones, our Chief Financial Officer.

Before we begin, two reminders. First, during this call, we will make certain comments that be considered to be forward-looking statements under federal securities law. The company's actual future results may differ significantly from the matters discussed in any such forward-looking statements. Second, with regard to the pending merger with Realty Income, we stand by our prior public statements as contained in an earlier press release and 8-K filing.

Our agenda for the call is as follows. I'll briefly touch on several highlights from Q3, including: stock price performance, real estate portfolio, and pricing. Then, Brian Jones will review ARCT's third quarter operating results, including an overview of recent events. Nick will add a few comments on the merger. And then, we will open up the call to questions related to our third quarter activity.

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American Realty Capital Trust, Inc. (ARCT)
Q3 2012 Earnings Call	30-Oct-2012

ARCT outperformed the market and its peer group in Q3 2012. Following strong performance in the first half of the year, ARCT had another impressive quarter. We posted solid financial results and outperformed the broader equities market and the majority of our triple net peers. ARCT returned over 9% for the third quarter on a total return basis, outperforming both the S&P 500 and the Russell 2000 by approximately 300 basis points and 400 basis points, respectively.

Additionally, ARCT outperformed the MSCI REIT Index by over 900 basis points and a portfolio of its triple net peers by 374 basis points on a total return basis. Moreover, since ARCT listed its shares on the NASDAQ in March 2012, through the end of the third quarter, it has returned almost 16%, outperforming the S&P 500, the Russell 2000, the MSCI REIT Index, and a portfolio of its triple net peers.

ARCT's property portfolio remains stable. As of September 30, 2012, the company owned 507 freestanding, single-tenant, net leased properties, totaling 15.8 million rentable square feet, located in 43 states plus Puerto Rico. This compares to 405 properties totaling 13.2 million square feet a year ago. ARCT's portfolio is comprised of 63 corporate tenants, operating in 20 distinct industries. The weighted average remaining primary lease term of the portfolio is 12.7 years, with negligible lease expirations in the next five years. 74% of our annualized rental income is derived from tenants with investment grade ratings from a major credit rating agency.

The company's goal has always been to maintain a high level of investment grade tenancy, while growing tenant diversity. Today approximately 90% of the company's tenants are rated by a major national credit rating agency. In Q3, we purchased over $30 million in new acquisitions at an average capitalization rate of 8.38%, bringing the total portfolio of tenant base to 63 high quality, primarily investment grade tenants.

During the nine months ended September 30, 2012, ARCT acquired 10 Family Dollar retail properties, seven Ruby Tuesday restaurants, four Bojangles' quick service restaurants, three Tractor Supply retail properties, one Advance Auto Parts retail property, and expansion spaces to a previously acquired FedEx distribution facility and a Lockheed Martin facility, all 100% occupied for a total purchase price of $43.2 million, at an average capitalization rate of 8.43%. Gross leasable area for these buildings totaled approximately 240,000 square feet.

Cash rents on the 368 Q3 same-store properties increased 0.9% to $31.5 million. The company, since its inception, has had no lease turnover, no dark stores or lease renegotiations.

ARCT's real estate portfolio continues to perform according to our acquisition underwriting and operating budgets and provides sufficient lease revenue to support our annualized dividend. In fact, our earnings growth prompted ARCT's board of directors to vote an increase in its dividend by over 2% from $0.70 to $0.715 annualized and paid monthly.

Brian will now present our financial results for the quarter. Brian?

Brian D. Jones

Chief Financial Officer & Treasurer, American Realty Capital Trust, Inc.

Thank you, Bill, and good morning, everyone. I'm happy to report that third quarter 2012 results are in line with our budgets and guidance. I'll comment briefly on our financial statements and describe our financial results for the quarter.

Starting with the income statement, total revenue increased 27% in the third quarter 2012 over the same quarter in 2011 from $46.1 million to – I'm sorry to $46.1 million from $36.2 million. The increase reflects over $328 million of new acquisitions over the past 12 months. Net operating income for the third quarter was $43.3 million compared to $34.7 million for 2011.

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American Realty Capital Trust, Inc. (ARCT)
Q3 2012 Earnings Call	30-Oct-2012

Operating expenses for the quarter totaled $32 million, excluding listing and merger expenses. Depreciation and amortization expense was $26.3 million of that, an increase of $6.5 million over the comparative quarterly period. Listing and merger related costs totaled $68 million, including accrual of $63.2 million of incentive listing fee and $4.9 million of costs related to the pending merger with Realty Income.

As we have reported since our inception, the former sponsor [ph] earned (08:04) compensation in connection with our listing equaled to 15% of shareholder returns through the listing in excess of return of shareholder capital, plus a 6% annual non-compounded return. The incentive listing fee of $63.2 million was paid on October 12 and we accrued 100% of the incentive listing fee expense in the third quarter.

General and administrative expenses for the quarter were $1.6 million, in line with our annualized budget. Non-cash equity-based compensation expense was $800,000. As we reported on last quarter's call, we secured a $235 million permanent term loan led by Wells Fargo Securities on July 2, 2012, which replaced the $200 million interim term loan.

Interest expense for the quarter was $10.5 million, up $345,000 over 2011. On a related note, our coverage ratios remained strong, with interest coverage at 3.9 times and fixed charge coverage at 3.5 times. Net debt to total market cap is approximately 33.5% and net debt to annualized EBITDA is approximately 5.8 times.

For the quarter, net loss to common shareholders was $64.5 million or $0.41 per share. Excluding listing and merger costs, we had net income of $3.6 million or $0.02 a share. This compares to a net loss in 2011 of $5.7 million or $0.03 a share. Funds from operations or FFO for the third quarter was $29.5 million or $0.19 per share compared to $17 million or $0.10 per share in 2011.

Adjusted funds from operations or AFFO for the third quarter was $30.1 million or $0.19 a share compared to $22.7 million or $0.13 a share in 2011. Significant adjustments from FFO to AFFO continued to include elimination effects of the listing, internalization and merger related costs; depreciation; straight-line rents; amortization of deferred financing costs; and equity-based compensation.

Briefly turning to the balance sheet, at quarter-end, we had $511 million of mortgage debt, $235 million of permanent term loan, and $202 million of revolving credit line outstanding. At quarter-end, the effective annualized rate on our revolver was 2.47% and the effective annualized rate on the term loan was 2.61%.

One area where we have been particularly active recently is in the repurchase of joint venture and non-controlling interests. As of September 30, we have purchased $11.5 million of those interests. And to-date, we've repurchase a total of $22.1 million. We have an agreement from 100% of our joint venture investors for us to repurchase the remaining non-controlling interests, which should be completed shortly.

With that, I'll turn the call over to Nick for comments on the merger. Nick?

Nicholas S. Schorsch

Chairman, American Realty Capital Trust, Inc.

Thank you, Brian, and good morning, everyone. The purpose of today's call is to discuss ARCT's third quarter financial results, but I would like to spend a few minutes and discuss the proposed acquisition and merger of ARCT by Realty Income.

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American Realty Capital Trust, Inc. (ARCT)
Q3 2012 Earnings Call	30-Oct-2012

On September 6, just to remind everybody, ARCT and Realty Income signed a definitive agreement, under which Realty Income will acquire all the outstanding shares of ARCT in a transaction valued at approximately $3 billion. Both companies' boards have unanimously approved the agreement. Following a shareholder vote by both companies, the transaction is expected to close during the fourth quarter of 2012 or early in the first quarter of 2013.

Under the terms of the agreement, ARCT shareholders will receive a fixed exchange ratio of 0.2874 of Realty Income shares for each share of ARCT common that they own. Upon closing of the transaction, ARCT shareholders are expected to own approximately 25.6% of Realty Income shares.

This creates size and scale. The combined company is expected to have strategic advantage over its competitors, given its greater size and significantly lower cost of capital. Improved liquidity – by creating this larger entity, we improved liquidity as a result of equity market capitalization and increased stockholder base of the combined company.

We have much better access to capital. As ARCT is a newer company, the combined entity has access to multiple forms of capital. Given its investment grade balance sheet, the combined company will have a lower cost of debt capital than any of its competitors to fund external growth and at a lower cost.

The diversification of the combined company because of the greater size of the portfolio, the diversification by asset class industry tenant/operator, however you want to look at it, more than any of the comparable companies in the net lease sector. This is an enormous company and well diversified.

Also, the investment grade rating of the company. This company has a split rating of BBB, BBB+ and the potential for inclusion in major industries such as the S&P down the road are a significant possibility. Both FFO and AFFO are accretive on the merger. The merger is expected to immediately add accretion to Realty Income's FFO and AFFO, which will result in a $0.13 announced dividend hike post-merger. In addition to G&A savings, the combined – the combination of the two companies create a significant savings of annual G&A costs of approximately $4 million on an immediate basis.

To summarize, the benefits of the combination have been described by both companies and include creating the best publicly-traded net lease REIT, creating – which would make Realty Income the 18th largest REIT. And this would also be the largest REIT by a factor of two in an industry where scale and size and cost of funds matter.

Reality Income will be financially stronger than any of its competitors and positioned to grow earnings, increase dividends and generate strong risk-adjusted total returns for the shareholders. Realty Income also has an extraordinary track record of 18 years of continuous monthly dividends and quarterly dividend growth, together with very strong overall share price performance.

ARCT's shareholders, following the merger, will own a portfolio of increased size and diversity and with access to multiple forms of capital and an investment grade balance sheet. This is a significant improvement for the capability of our assets to generate growth, emerging with Realty Income's balance sheet. Our focus has always been on value creation. ARCT is committed to our shareholders.

We've remained focused on operating and maintaining the ARCT portfolio to the highest standards, as we approach the consummation of this merger. Our long-term goal has always been to provide our stakeholders with the premier net lease portfolio; diversified by tenant, industry, and geography; producing defensive and durable dividends; utilizing a low cost of capital; and generating continuing and continued earnings growth.

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American Realty Capital Trust, Inc. (ARCT)
Q3 2012 Earnings Call	30-Oct-2012

The transaction will redefine the notion of durable, defensible dividends to our shareholders, by allowing them to become owners on a very favorable basis of the largest and I believe now the best public-traded net lease REIT in the real estate industry. American Realty Capital Trust is committed to its shareholders and we will remain focused on operating this company and its real estate portfolio as we approach the completion of this merger.

Before we open up to questions, I'm going to turn the call back to Brian to provide a quick update on legal proceedings pertaining to the announced merger. Brian?

Brian D. Jones

Chief Financial Officer & Treasurer, American Realty Capital Trust, Inc.

Thanks, Nick. After the announcement of the merger on September 6, 2012, we had eight different shareholder class actions and/or shareholder derivative complaints filed: two in New York and six in Maryland. The cases involved complex issues of law and fact and have not yet progressed to a point where we can reasonably predict their outcomes; estimate damages that might result from the cases; or predict the effects the final resolutions could have on our business, financial condition or results of operations.

We continue to strongly believe these allegations are without merit and intend to seek dismissal of the lawsuits for failure to state a valid legal claim. If the cases are not dismissed on motion, we will vigorously defend ourselves against these allegations.

We will now open it up to questions pertaining to third quarter financial results. On the advice of our legal counsel, questions pertaining to the merger will be addressed once the final proxy has been published. Operator?

QUESTION AND ANSWER SECTION

Operator: We will now begin the question-and-answers session. [Operator Instructions] Our first question comes from Thomas Mitchell of Miller Tabak. Please go ahead.

Tom S. Mitchell	Q
Analyst, Miller Tabak + Co. LLC

Hi. I had a – I have a couple of questions. I mean, the first is, I think that – the first just begins with a comment to be followed by a question. I think you should realize that everybody who was not an individual holder in ARCT before always was able to buy all the Reality Income stock they wanted to buy at any time without having the advantage of ARCT selling for stock rather than for cash. So, for those holders, it doesn't necessarily represent a big advantage to suddenly be told that they're going to get the equivalent of a $0.56 dividend and at the same time that they're going to own a stock to trade at a significantly or expected to be significantly higher price to fund some operations ratio than what they bought in the first place. When we look at that and think of that, my biggest question here is what is the driving factor in doing a stock for stock deal instead of a deal for cash?

Nicholas S. Schorsch	A
Chairman, American Realty Capital Trust, Inc.

Let's just talk about that. If we had a transaction that was a straight cash transaction, the value created – for example, Realty Income most recently announced a very, very cost-efficient piece of five-year paper. They announced about a 2% cost on $350 million worth of debt that was issued post-merger. When you look at that transaction, that's highly accretive to our investors. If it was done on a cash basis, our investors would not get the benefit as the companies are combined.

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American Realty Capital Trust, Inc. (ARCT)
Q3 2012 Earnings Call	30-Oct-2012

So, when you look at the benefit to our investors, because there's no cap and no collar, this allows our stock to move upward with their stock. Otherwise, it strictly becomes almost an art play where the upside is tapped at the stock price. And we didn't feel, after extensive negotiations with Realty Income, that that advantage should be given to Realty Income, not our shareholders. Because, as you probably realize, a cash transaction is less expensive for Realty Income because they can borrow the money at 2% or at 2.5% or 3% than it is if they were to do a stock transaction, because the stock has obviously a higher cost on a balance sheet basis than it does – than cash does for them.

So, I think when you look at it, overall, we want to see – and as our investors will own 25.6% of the new entity, they obviously also have the ability to sell it. Those investors have – our investors have the ability to sell the stock at a price. And there have been – as you probably know, there's been over 100 million shares trade since the merger was announced. And the average trading price was at or above that $12.21 price. That value would have been eradicated for those shareholders.

So, it's a very important aspect to allow our shareholders to have a choice. And also, they have the benefit of the bargain, which is that they do have the choice of keeping the stock, not taking [ph] paying (22:31) taxes, because many of them have a lower basis than $12. And they have a tax-free conversion into staying into Reality Income. But this gives the investor the choice, not Reality Income or our board. It gives the investor the choice.

Tom S. Mitchell	Q
Analyst, Miller Tabak + Co. LLC

Okay. Now, that is a rationale that makes good sense. Now, my other question is one that you may or may not want to answer. But, in theory, you're really starting not that long ago, but say five years ago, just to [ph] put it out (23:12). You've put together what seems to be a much better looking portfolio than the average net lease REITs portfolio. Obviously, assembled it with care and were able to realize for certainly your initial investors and for many other investors, including investors on the IPO and afterwards, a very reasonable gain. Is this something that the American Realty Capital family of companies would, in theory, go back in and try to do again after this deal is done?

Nicholas S. Schorsch	A
Chairman, American Realty Capital Trust, Inc.

Well, I think that circumstances – everybody tries to recreate every great home run in baseball. And everybody wants to replicate the perfect play and the perfect deal. The fact is that we build this portfolio – this portfolio is specifically – under Bill's leadership was started from creation. We acquired all these assets. We then managed the portfolio to create real value by diversifying in industries and tenants that were durable. We had eight upgrades in the underlying assets. We bought in a time when most people were afraid to buy. And we were buying in 2008, 2009 and 2010. And if you look at the portfolio makeup over the years, we were buying consistently and repeatedly. And the objective was to maximize value. But part of the solution to maximizing value was creating an aggregated portfolio of diversified investments that could sustain and build dividends over the long-haul.

The second aspect of it, because it became attractive to a potential suitor, was not necessarily to be intended [ph] at him (25:16), but it clearly was the outcome. And when Realty Income became such suitor, we, as the management team and the board, had to look seriously at that. And the proxy spells this out pretty clearly. The process took a long time and the fact that we went public and created value again. And if you look at the returns since the public listing on March 1, they were pretty spectacular.

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American Realty Capital Trust, Inc. (ARCT)
Q3 2012 Earnings Call	30-Oct-2012

As Bill mentioned, we've had over 20% growth in the underlying stock price since we came out public. And so the fact is that we had two good transactions, one being building a great company, and two, becoming a public company and trading well in the eyes of the investor, which is our goal. But ultimately, whether we can or would do it again is a whole another discussion, because I think our reality is right now we're focused on this transaction, executing it precisely and efficiently, and making sure that we create the maximum value for investors here now.

Tom S. Mitchell	Q
Analyst, Miller Tabak + Co. LLC

Okay. Well, thank you very much.

William M. Kahane President & Chief Executive Officer, American Realty Capital Trust, Inc.	A

Thank you, Tom.

Operator: [Operator Instructions] There are no further questions at this time, so I would like to turn the conference back over to Mr. Kahane for any closing remarks.

William M. Kahane

President & Chief Executive Officer, American Realty Capital Trust, Inc.

Thank you, operator. First and foremost, let me thank those of you who were able to join the call this morning. We appreciate that, of course. And we, on behalf of our management team, are very much looking forward to the continuing performance of American Realty Capital Trust. You can be certain that we will store these assets carefully and professionally on behalf of our shareholders and that our primary objective always remains to create value for our shareholder base. Ladies and gentlemen, thanks so much for your attention.

Operator: This concludes our conference. Thank you for attending today's presentation. You may now disconnect.

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American Realty Capital Trust, Inc. (ARCT)
Q3 2012 Earnings Call	30-Oct-2012

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